Exhibit 10.4

CONCENTRA INC.

AMENDMENT NO. 1 TO RESTRICTED STOCK AWARD AGREEMENTS

Employee/Recipient: Richard A. Parr II

This Amendment No. 1 to Restricted Stock Award Agreements (the “Amendment”) is made and entered into as of the 23rd day of June, 2006, between Concentra Inc., a Delaware corporation formerly known as Concentra Managed Care, Inc. (the “Company”), and you for the purpose of amending those certain Restricted Stock Award Agreements dated, respectively, April 1, 2004, and December 15, 2004 (the “Restricted Stock Award Agreements”), evidencing certain Awards to you of Restricted Stock more fully described below pursuant to the Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan, as amended (the “Plan”). Terms used herein with their initial letters capitalized and not otherwise defined herein have the respective meanings assigned to them in the Plan.

1. Accelerated Vesting of Restricted Stock.

(a) Description of Restricted Stock Affected. Pursuant to the Plan and the Restricted Stock Award Agreements, the Board of Directors of the Company has heretofore granted to you the number of shares of Restricted Stock set forth below, subject to adjustment pursuant to the provisions of Section 7 of the Restricted Stock Award Agreements (collectively, the “Restricted Shares”):

5,000 shares	Grant No.: RS000063
5,000 shares	Grant No.: RS000095

Total: 10,000 Shares of Restricted Stock

(b) Acceleration of Vesting. By authority granted by the Board of Directors of the Company and the Administrator of the Plan, and anything in the Restricted Stock Award Agreements to the contrary notwithstanding, all of the Restricted Shares otherwise remaining unvested prior to your last day of full-time employment by the Company shall immediately become fully-vested as of your last day of full-time employment by the Company, and all restrictions with respect to such Restricted Shares shall lapse as of such date.

2. No Change. Except as expressly modified by this Amendment, the Restricted Stock Award Agreements shall continue in effect unchanged.

CONCENTRA INC.		Accepted and Agreed to as of
June 23, 2006:

By:	/s/ Daniel J. Thomas	/s/ Richard A. Parr II
	Daniel J. Thomas	Richard A. Parr II
	President and Chief Executive Officer	Employee/Optionee

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